United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 9, 2014

[Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16624 North 90th Street, Suite 200

Scottsdale, Arizona 85260

(Address of Principal Executive Offices, including zip code)

(480) 998-2100

(Registrant’s Telephone Number, including area code)

Copies to:

The Krueger Group, LLP

7486 La Jolla Boulevard

La Jolla, California 92037

(858) 405-7385

Attention: Blair Krueger, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Change in Directors or Principal Officers, Financial Statements and Exhibits

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On January 8, 2014, Kenneth J. Yonika resigned from his position as Chief Financial Officer of the Capital Group Holdings, Inc. (the "Company"), effective immediately. Mr. Yonika resigned for personal reasons and in order to devote more time to his various business interests. Mr. Yonika's decision was not the result of any disagreement between the Company and Mr. Yonika on any matter relating to the Company's operations, policies or practices. Prior to his resignation, Mr. Yonika was a member of the Special Committee established to investigate certain irregularities in the books and records of the Company which reported to the Company’s board of directors. The Company is obligated to Mr. Yonika and his professional services company, Pacific Crest, for services performed to the date of resignation which will be recorded as an accounts payable. Mr. Yonika received no equity compensation nor any awards of equity. As of the date of resignation a total of $6,750 has been paid to Mr. Yonika and or Pacific Crest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Group Holdings, Inc.

Date: January 14, 2014

By: /s/Michael Blumhoff, MD

Michael Blumhoff, MD

Chief Executive Officer